Exhibit 10.2

BEFORE THE KANSAS DEPARTMENT OF HEALTH AND ENVIRONMENT

IN THE MATTER OF:	Case No. 04-E-0034

MGP Ingredients, Inc.

1300 Main Street

P.O. Box 130

Atchison, Kansas  66002

Source ID No. 0050002

AMENDMENT I OF CONSENT AGREEMENT AND FINAL ORDER OF THE SECRETARY

Roderick L. Bremby, Secretary, Kansas Department of Health and Environment (KDHE) and MGP Ingredients, Inc. (MGP) hereby state and agree:

1.             On January 11, 2006, KDHE and MGP entered into Consent Agreement and Final Order (CAO) for Case No. 04-E-0034, attached and incorporated herein by reference.

2.             Within paragraph 29 of the CAO, MGP agreed to accept a source-wide VOC cap of 95 tons based on a 12 month rolling average.  MGP has failed to maintain continuous compliance with the VOC cap.

3.             Within paragraph 30 and 31 of the CAO, MGP agreed to conduct a performance test on the DDGS dryer annually and all other units in accordance with Attachment 2 of the CAO, which requires a test annually for three years and then a reduced frequency based on the results of the testing.  Since MGP entered into the CAO on January 11, 2006 annual performance tests were conducted late for units S1402, S1480, S1567, S1702, the Swiss Combi dryer, the dead box and Boiler #8.

4.             Section 6.0 of Attachment 1 of the CAO, MGP agreed to monitor the pressure drop across Scrubbers S1567, S1402, S1480, and S1702 daily.  MGP failed to monitor the pressure drop until the first calendar quarter of 2008.

5.             Within paragraph 39 of the CAO, MGP agreed to apply for a federally enforceable construction permit within 180 days after the execution of the CAO to incorporate provisions of the CAO.  As of the date of this agreement MGP has failed to apply for a federally enforceable construction permit.

6.             During a meeting held June 18, 2009, KDHE and MGP mutually agreed to address non-compliance issues by setting the following new compliance schedule, replacing Attachment 2 of the CAO:

A.            MGP shall conduct performance testing on the Swiss Combi dryer, Scrubbers S1567, S1402, S1480, S1702, Boiler #6, #7, and #8, the dead box, and the unloading baghouse in the third calendar quarter of 2010.

B.            MGP shall conduct performance testing on the Swiss Combi dryer and Scrubbers S1567, S1402, S1480, and S1702 in the third calendar quarter annually beginning in 2011.

C.            MGP shall conduct performance testing on Boiler #6, #7, and #8, the dead box, and the unloading baghouse in the third quarter every three years, beginning in 2013.

D.            MGP shall test the water going to the cooling tower weekly for VOC content using EPA method 8015 modified.

7.             MGP shall apply for a for a federally enforceable construction permit as stated in paragraph 39 within 180 days after the execution of the CAO amendment.

8.             No other requirements or conditions contained within the CAO for Case No. 04-E-0034 are amended or changed by this Amendment 1.

9.             Nothing in this Amendment 1 to the CAO shall be considered an admission of any fact or an acknowledgement of any liability by MGP.

10.           Pursuant to K.S.A. 65-3018 and K.S.A. 65-3025, it is the intent of KDHE to assess a civil penalty in this matter.  MGP shall pay a civil penalty in the amount of $66,000 for the violations of the CAO.  As mutually agreed, this civil penalty will be paid in three payments of $22,000 each, with the first payment due no later than 30 days after the execution date of the Amendment 1 to the CAO.  The second payment of $22,000 is due not later than 90 days after the execution date of the Amendment 1 to the CAO, and the third and final payment of $22,000 is due not later than 180 days after the execution date of this Amendment 1 to the CAO.  Checks or money orders are acceptable for payments, made payable to the Kansas Department of Health and Environment, and shall be submitted to Mr. Victor Cooper, Bureau of Air, Kansas Department of Health and Environment, 1000 SW Jackson, Suite 310, Topeka, Kansas  66612-1366.

11.           The Secretary of Health and Environment has reviewed Amendment 1 to the CAO and finds that the action of this Amendment 1 to the CAO is consistent with the Kansas Air Quality Act and rules and regulations.  An executed copy will be provided to MGP upon signature of the Secretary and the signed agreement will constitute the Final Order of the Secretary in this manner.

/s/Roderick L. Bremby	/s/David E. Rindom
Roderick L. Bremby, Secretary	David E. Rindom, VP of HR
Kansas Department of Health	MGP Ingredients, Inc.
And Environment

Date: 11/23/09	Date: 11/04/09